Exhibit 10.3

AMENDED AND RESTATED OPTION AGREEMENT

This AMENDED AND RESTATED OPTION AGREEMENT (this “Agreement”) is made and entered as of March 30, 2023 (the “Effective Date”) by and among IDEANOMICS, INC., a Nevada corporation (the “Company”), TIMIOS HOLDINGS CORP., a Delaware corporation (“Timios”), FIDUCIA REAL ESTATE SOLUTIONS, INC., a Delaware corporation (“Fiducia”), and YA II PN, LTD., a Cayman Islands exempt corporation (“Buyer”).

WHEREAS, the Company and the Buyer entered into that certain Secured Debenture Purchase Agreement as of October 25, 2022 (the “Original SPA”) pursuant to which the Buyer made financial accommodations to the Company. As a condition of such accommodations, the Buyer was granted an Option Agreement (the “Original Option”). The Company and the Buyer are amending the Original SPA pursuant to that certain First Amendment to Secured Debenture Purchase Agreement dated as of even date herewith (the “SPA Amendment”; the Original SPA, as amended by the SPA Amendment, is the “SPA”)

WHEREAS, on the Effective Date, the Buyer is purchasing a secured Convertible Debenture (the “Debenture”) from the Company in the principal amount of $1,400,000, which shall be convertible into shares of the Company’s common stock, par value $0.001 per share, pursuant to the SPA, by and between the Company and the Buyer. Part of the net proceeds of the Debenture are being used to satisfy the outstanding balance of that Promissory Note in the original principal amount of $400,000 issued by the Company to the Buyer on or about March 29, 2023;

WHEREAS, this Agreement amends, restates and supersedes the Original Option. Pursuant to the terms and conditions set forth in this Agreement, the Company and Timios are granting to the Buyer, and the Buyer is accepting from the Company and Timios, an option to purchase (at the Buyer’s sole and exclusive discretion) from (i) the Company an amount of shares of common stock of Timios (the “Timios Common Stock”) representing seventy percent (70%) of the then issued and outstanding Timios Common Stock on a Fully-Diluted Basis (as defined below) (the “Timios Call Shares”) at the time the Call Right (as defined below) is effected or (ii) Timios an amount of shares of common stock of Fiducia (the “Fiducia Common Stock”) representing seventy percent (70%) of the then issued and outstanding Fiducia Common Stock on a Fully-Diluted Basis (as defined below) (the “Fiducia Call Shares”) at the time the Call Right (as defined below) is effected. For purposes hereof, the Timios Call Shares and/or the Fiducia Call Shares are referred to as the “Call Shares”). For purposes hereof, “Fully-Diluted Basis” shall mean at the time the Call Right is effected, without duplication, (i) all issued and outstanding Timios Common Stock or Fiducia Common Stock (as applicable), plus (ii) all shares of Timios Common Stock or Fiducia Common Stock (as applicable) issuable upon conversion of any convertible securities or instruments (whether debt or equity) or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable;

WHEREAS, as of the Effective Date, Timios is a wholly-owned subsidiary of the Company and Fiducia is a wholly-owned subsidiary of Timios;

WHEREAS, the Company, Timios, and Fiducia are jointly and severally liable to the Buyer for the Obligations (as defined in the SPA);

WHEREAS, the value of the financial obligations provided by the Buyer to the Company pursuant to the SPA and other Transaction Documents (as defined in the SPA) shall benefit any creditors of the Company, Timios, and Fidcuia, enhance the liquidity of the Company, Timios, and Fiducia, and otherwise is beneficial to the Company, Timios, and Fiducia;

WHEREAS, the execution of this Agreement is a condition to the Buyer’s obligation to purchase the Debenture from the Company. The consideration for this Agreement and the Call Right set forth herein shall consist solely of the financial accommodations provided by the Buyer to Timios and the Company. The Buyer has not, and is not, providing any services to the Company in connection with the Original SPA or the SPA.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of Option.

(a)            Right to Buy. Subject to the terms and conditions of this Agreement at any time on and after the date hereof, the Company and Timios hereby grant to the Buyer, and the Buyer accepts from the Company and Timios, the right (the “Call Right”), but not the obligation, to purchase from the Company and Timios the Timios Call Shares or the Fiducia Call Shares (as applicable) at the Call Purchase Price (as defined below). References herein to the Call Shares shall mean the Timios Call Shares or the Fiducia Call Shares that are subject of the Call Right.

(b)	Procedures.

(i)            If the Buyer desires to buy the Call Shares pursuant to Section 1(a), the Buyer shall deliver to the Company a written, unconditional and irrevocable notice (the “Call Exercise Notice”) of the Buyer’s election to exercise the applicable Call Right for the Call Purchase Price. Such Call Exercise Notice may not be exercised by Buyer on any date prior to May 30, 2023 (the period of time between the Effective Date and May 30th, the “Payback Period”).

(ii)           During the Payback Period, the Company shall have the right to repay (the “Repayment Amount”) the entire outstanding balance of the Debenture, plus a redemption premium of 50%. Notwithstanding anything to the contrary in Section 1(a) or in this Section 1(b), if the Buyer receives the Repayment Amount prior to the expiration of the Payback Period, then the Buyer will no longer retain any Call Right and this Agreement will terminate automatically as of the date of such payment. The Buyer’s right to pay the Repayment Amount shall irrevocably expire at the end of the Payback Period.

(iii)          By accepting the Call Exercise Notice, the Company and Timios shall each be deemed to represent and warrant to the Buyer (and, if applicable, its permitted assignee) as of the date of the Call Exercise Notice and as of the Call Right Closing Date that, as applicable, (A) each of the Company and Timios has full right, title and interest in and to the Call Shares; (B) each of the Company and Timios has all the necessary power, capacity and authority, and has taken all necessary action, to sell, transfer and assign the Call Shares as contemplated by this Section 1; (C) the Call Shares are validly issued, fully paid and nonassessable and free and clear of any and all liens, mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising in favor of the Buyer or state and federal regulations applicable to Timios, and the lien in favor of the Buyer over any Timios Call Shares is a valid, enforceable, perfected lien; (D) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity or any other person or entity is required on the part of the Company or Timios in order to enable the Company and Timios to sell, transfer and deliver the Call Shares to the Buyer (or its permitted assignee); (E) the representations set forth in Section 1(f) below remain true and accurate as of such date; and (F) the value of the Call Shares exceeds the aggregate value of the Obligations.

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(iv)          Subject to Section 1(c) below, the closing of a sale of the Call Shares pursuant to this Section 1 (the “Call Right Closing Date”) shall take place no later than thirty (30) days following receipt by the Company of the Call Exercise Notice. The Buyer shall give the Company at least ten (10) days’ written notice of the Call Right Closing Date.

(c)            Call Purchase Price. In the event the Buyer exercises the Call Right hereunder, the aggregate purchase price at which the Buyer (or its permitted assignee) shall purchase the applicable Call Shares (the “Call Purchase Price”) shall be U.S. $2,500,000, inclusive of any funds received by Timios, Fiducia and/or any of their respective subsidiaries to meet their regulatory capital requirements. The Buyer may at its sole and exclusive right pay all or part of the Call Purchase Price by offset or setoff (collectively, the “Setoff”) of any or all amounts due and owing to the Buyer by the Company, including, without limitation, any outstanding amounts due and owing under the Debenture or any other debentures issued to the Buyer under the Original SPA, or under any existing or future instrument, agreement, note, advance, standby equity purchase agreement, pre-paid advance or otherwise.

(d)            Cooperation. The parties hereto shall take all actions as may be reasonably necessary to consummate any sale contemplated by this Section 1, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(e)            Closing. On the applicable Call Right Closing Date, the Company and/or Timios (as applicable) shall deliver to the Buyer certificates representing the applicable Call Shares, accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the Call Purchase Price. In exchange for such Call Shares, on the Call Right Closing Date, the Buyer (or its permitted assignee) will pay the Call Purchase Price for the applicable Call Shares (by Setoff or in cash by wire transfer of immediately available funds, as applicable, at the Buyer’s sole and exclusive discretion) on such Call Right Closing Date to an account designated by the Company to Buyer in writing.

(f)             Solvency. The representations and warranties of the Company in Section 3(aa) of the SPA are hereby incorporated by reference.

2.            Negative Covenants. From the date hereof until the election of the Buyer to effect the Call Right hereunder, without the prior written consent of the Buyer, the Company shall not, and shall not permit any of its direct or indirect subsidiaries (whether or not a subsidiary on the date hereof), including, but not limited to, Timios, Fiducia and their respective direct and indirect subsidiaries, to (a) directly or indirectly be in violation or breach of, or default under, any Negative Covenant (as defined in the SPA), and (b) amend, restate, modify, terminate or otherwise cancel any of its or their organizational or constituent documents (including, but not limited to, any articles of incorporation or formation, shareholders agreements, bylaws or other operating agreements).

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3.	Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally, (b) on the date the delivering party receives confirmation, if delivered by email, (c) three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3):

If to Buyer:

YA II PN, Ltd.

c/o Yorkville Advisors Global, LP

1012 Springfield Ave

Mountainside, New Jersey 07092

Email: mangelo@yorkvilleadvisors.com

With a copy (which shall not constitute notice) to:

Troy J. Rillo

1012 Springfield Avenue

Mountainside, New Jersey 07092

Email: trillo@yorkvilleadvisors.com

If to Company, Timios or Fiducia:

Ideanomics, Inc.

1441 Broadway, Suite #5116

New York NY 10018

Attn: Alfred P. Poor, Chief Executive Officer

Email: apoor@ideanomics.com

4.            Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

5.            Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights or obligations hereunder may otherwise be transferred or assigned by the Company or Timios without the prior written consent of Buyer. The Buyer may assign any or all of its rights and obligations hereunder, including, but not limited to, the Call Right (or any portion of such Call Right thereof), to one or more of its affiliates without the prior written consent of the Company or Timios. Any attempted transfer or assignment in violation of this Section 5 shall be void ab initio.

6.            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

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7.            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.            Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Company, Timios and the Buyer. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.          Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

11.          Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of New York.

12.          Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any dispute against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York, New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for such purpose. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue in any federal or state court located in the State of New York, New York County, (b) any claim brought in any such court has been brought in an inconvenient forum or (c) any claim that such court does not have jurisdiction with respect to such dispute. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION.

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13.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14.          No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement on the date first written above.

COMPANY:

IDEANOMICS, INC.

By:	/s/ Alf Poor
	Name:	Alf Poor
	Title:	Chief Executive Officer

TIMIOS:

TIMIOS HOLDINGS CORP.

By:	/s/ Ross English
	Name:	Ross English
	Title:	CFO

FIDUCIA:

FIDUCIA REAL ESTATE SOLUTIONS, INC.

By:	/s/ Ross English
	Name:	Ross English
	Title:	CFO

BUYER:

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manger

By: Yorkville Advisory Global II, LLC
Its: General Partner

By:
	Name:	Troy Rillo, Esq.
	Title:	Partner

Signature Page to Option Agreement